Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS EXPECTS THIRD QUARTER
ADJUSTED BOOK VALUE PER SHARE BETWEEN $400 AND $420

HAMILTON, Bermuda (October 13, 2008) – In light of recent developments in financial markets, White Mountains Insurance Group, Ltd. (the “Company”) announced today that it expects its adjusted book value per share at September 30, 2008 to be between $400 and $420, a reduction from $444 at June 30, 2008.  These results have not been reviewed by the Company’s independent auditors and are subject to change.

The reduction is due mainly to a 5% drop in the value of invested assets during the quarter.  The total return on fixed maturity investments, including mortgage-backed and asset-backed securities, was -2% to -3% for the quarter, compared to a return of -0.5% for the Lehman Aggregate Index.   The total return on equity securities was between -13% and -15%, compared to -8.4% for the S&P 500.

So far in October, the Company’s equity portfolio has fallen slightly less than the S&P 500, while losses in the Company’s fixed income portfolio from widening spreads have been as management would expect given the short duration and high credit quality positioning.

Ray Barrette, Chairman and CEO, commented, “This was a difficult quarter. Our equities performed worse than the S&P 500 for the quarter, though they remain ahead of the benchmark for the year.  In fixed income securities, we were down in the quarter, leading to a slight decline for the year.  The portion of our fixed income portfolio that is invested in mortgage-backed and asset-backed securities has performed well, being up over 1% for the first three quarters. The strengthening of the U.S. dollar adversely impacted our performance.”

“Our underwriting results for the quarter were impacted by after tax catastrophe losses of roughly $100 million.  For the quarter, our segment GAAP combined ratios are estimated to be as follows: OneBeacon, about 100%; White Mountains Re, about 120%; and Esurance, about 102%.  Mark-to-market losses on the White Mountains Life Re portfolio were about $15 million.”

“Finally, we expect to receive final approval from the IRS on the Berkshire exchange by the end of October and to close that transaction soon thereafter.”

As previously disclosed, White Mountains does not invest in any collateralized loan obligations or collateralized debt obligations.  The Company’s high quality, short duration fixed maturity portfolio remains defensively positioned and had minimal exposure to the adverse credit events during the third quarter.  As of June 30, 2008, the Company had $2.6 billion in mortgage-backed securities, which represented 57% of the Company’s shareholders’ equity.  $1.5 billion of the Company’s mortgage-backed securities owned at June 30, 2008 carry the full faith and credit guaranty of the U.S. government.  As of September 30, 2008, the total mortgage-backed security portfolio was approximately $2.6 billion.  Management remains comfortable with the credit outlook of this short duration, high quality portfolio.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to release its full third quarter earnings report on October 31, 2008 and expects to file its Form 10-Q with the Securities and Exchange Commission on or before November 10, 2008 and urges shareholders to refer to those documents for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes one non-GAAP financial measure. Adjusted book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to exclude net unrealized gains/(losses) from Symetra’s fixed maturity portfolio.  In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned shares of restricted stock representative of the proportion of unamortized compensation cost at the date of the calculation to the value of the restricted stock on the date of issuance.  White Mountains believes adjusted book value per share to be more relevant than its comparable GAAP measure in evaluating White Mountains’ financial performance.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                         estimate of adjusted book value per share at September 30, 2008;

•                                         business strategy;

•                                         financial and operating targets or plans;

•                                         incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                                         projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                         expansion and growth of our business and operations; and

•                                         future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                         the risks associated with Item 1A of White Mountains’ 2007 Annual Report on Form 10-K;

•                                         claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                         the continued availability of capital and financing;

•                                         general economic, market or business conditions;

•                                         business opportunities (or lack thereof) that may be presented to it and pursued;

•                                         competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                                         changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                                         an economic downturn or other economic conditions adversely affecting its financial position;

•                                         recorded loss reserves subsequently proving to have been inadequate;

•                                         other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.